GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 9

April 30, 2009	German American Bancorp, Inc. Reports 1st Quarter Results and Declares Its Regular Quarterly Cash Dividends.

Summary

German American Bancorp, Inc. (NASDAQ: GABC) today announced the Company’s 1st quarter earnings of $2,942,000, or $0.27 per share.  On a per share basis, 1st quarter 2009 earnings were equal to the record $0.27 per share reported in the 1st quarter of last year.  On a net income basis, the current year’s reported 1st quarter earnings were only $78,000, or 2.6%, less than the $3,020,000 reported as last year’s record 1st quarter earnings.

Mark A. Schroeder, President & CEO of German American, commenting on the 1st quarter results stated, “Our 1st quarter delivered yet another quarter of solid financial performance, coming on the heels of our record 2008 financial performance.  In spite of the challenges of significantly increased FDIC insurance premiums and higher employee health benefit costs, we were able to post solid earnings by largely offsetting these higher operating costs through an improved level of net interest income and a reduction in the Company’s credit costs.  We’re very pleased that our performance continues to set us apart within the financial services industry in terms of both earnings and credit quality.”

Schroeder continued, “As compared to both the prior year-end and prior year quarter-end data, our Company’s credit quality showed improvement by virtually every measure.  We’re encouraged that our customers have been able to continue to meet their credit obligations in the face of a difficult economic environment.  Additionally, our securities portfolio hasn’t been impacted by market value other-than-temporary impairment charges that have affected the securities portfolios of many other financial institutions.  We are, however, acutely aware of the current economic reality and the challenges that may face the national economy and our market area in the coming months, and accordingly we continue to very closely monitor the performance of both our loan and our securities portfolios.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on May 20, 2009 to shareholders of record as of May 10, 2009.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 9

Balance Sheet Highlights

End-of-period loans outstanding declined by 9% on an annualized basis during the first quarter of 2009.  The decrease was largely attributable to a seasonal decline in the Company’s agriculture related loan portfolio.  In addition, the Company’s residential loan portfolio declined as market interest rates have continued to trend lower.  The Company continues to actively originate residential mortgage loans, with the vast majority of production being sold into the secondary market.  Partially offsetting the declines in other segments of the portfolio was an increase in the Company’s commercial and industrial loan portfolio (including both real estate and non-real estate loans).

End of Period Loan Balances				Annualized
	03/31/09	12/31/08	$ Change	% Change

Commercial & Industrial Loans	$510,324	$505,191	$5,133	4%
Agricultural Loans	144,524	159,923	(15,399)	-39%
Consumer Loans	123,354	127,343	(3,989)	-13%
Residential Mortgage Loans	94,164	100,054	(5,890)	-24%
	$872,366	$892,511	$(20,145)	-9%

Average loans outstanding increased by just over 2% during the first quarter of 2009 compared with the first quarter of 2008.  The increase in average loan balances was driven by the Company’s commercial and industrial loans (including both real estate and non-real estate loans).

Average Loan Balances	Qtr Ended	Qtr Ended
	03/31/09	3/31/08	$ Change	% Change

Commercial & Industrial Loans	$507,059	$465,206	$41,853	9%
Agricultural Loans	149,582	153,051	(3,469)	-2%
Consumer Loans	125,652	129,269	(3,617)	-3%
Residential Mortgage Loans	105,617	120,895	(15,278)	-13%
	$887,910	$868,421	$19,489	2%

Non-performing loans totaled $8.2 million at March 31, 2009 compared to $8.4 million of non-performing loans at December 31, 2008.  Non-performing loans represented 0.95% of total outstanding loans at March 31, 2009 and 0.94% of total loans outstanding at December 31, 2008.

The Company’s allowance for loan losses totaled $10.0 million at March 31, 2009, an increase of $522,000 or 5%, compared with $9.5 million at year-end 2008.  The allowance for loan losses represented 1.15% of period end loans at March 31, 2009 compared with 1.07% of period end total loans at December 31, 2008.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 9

End-of-period deposits increased approximately 5% at March 31, 2009 compared with year-end 2008.  The increase was attributable to growth across all segments of the Company’s core deposit base which is defined as its demand deposits (interest-bearing and non-interest-bearing), savings, money market, and time deposits in denominations of less than $100,000.

End of Period Deposit Balances				Annualized
	03/31/09	12/31/08	$ Change	% Change

Non-interest-bearing Demand Deposits	$149,197	$147,977	$1,220	3%
Interest-bearing Demand, Savings, & Money Market Accounts	448,550	439,305	9,245	8%
Time Deposits < $100,000	253,504	250,339	3,165	5%
Time Deposits of $100,000 or more & Brokered Deposits	101,240	104,129	(2,889)	-11%
	$952,491	$941,750	$10,741	5%

Average deposits increased approximately 5% for the quarter ended March 31, 2009 compared to the first quarter of 2008.  The increase in average deposits was driven by significant growth in the Company’s non-maturity deposit balances.

Average Deposit Balances	Qtr Ended	Qtr Ended
	03/31/09	3/31/08	$ Change	% Change

Non-interest-bearing Demand Deposits	$146,308	$134,835	$11,473	9%
Interest-bearing Demand, Savings, & Money Market Accounts	445,524	376,768	68,756	18%
Time Deposits < $100,000	253,184	278,264	(25,080)	-9%
Time Deposits of $100,000 or more & Brokered Deposits	100,316	114,379	(14,063)	-12%
	$945,332	$904,246	$41,086	5%

Income Statement Highlights

Quarter ended March 31, 2009 compared to quarter ended March 31, 2008

Net income for the first quarter of 2009 totaled $2,942,000, a decrease of $78,000 or 3% compared to first quarter 2008 net income of $3,020,000.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 9

During the quarter ended March 31, 2009, net interest income totaled $10,641,000 representing an increase of $522,000 or 5% over the first quarter of 2008.  The tax equivalent net interest margin for the first quarter 2009 was 3.92% compared to 3.89% for the first quarter of 2008.  The yield on earning assets totaled 5.82% during the quarter ended March 31, 2009 compared to 6.83% in the same period of 2008 while the cost of funds totaled 1.90% during 2009 compared to 2.94% in 2008.

The provision for loan loss totaled $750,000 during the quarter ended March 31, 2009, representing a decline of $594,000 from the first quarter of 2008.  During the first quarter of 2009, the annualized provision for loan loss represented approximately 34 basis points of average loans while annualized net charge-offs represented approximately 10 basis points of average loans.

During the first quarter of 2009, non-interest income declined approximately 16% over the first quarter of 2008.

Non-interest Income	Qtr Ended	Qtr Ended
	03/31/09	3/31/08	$ Change	% Change

Trust and Investment Product Fees	$390	$587	$(197)	-34%
Service Charges on Deposit Accounts	1,060	1,183	(123)	-10%
Insurance Revenues	1,487	1,903	(416)	-22%
Other Operating Income	742	750	(8)	-1%
Subtotal	3,679	4,423	(744)	-17%
Net Gains on Sales of Loans and Related Assets	565	324	241	74%
Net Gain (Loss) on Securities	—	285	(285)	-100%
Total Non-interest Income	$4,244	$5,032	$(788)	-16%

Trust and investment product fees decreased 34% during the first quarter of 2009 compared with the same period of 2008.  Management believes this decline was primarily attributable to difficult and volatile economic and market conditions. Deposit service charges and fees declined by 10% due in large part to less customer utilization of the Company’s overdraft protection program.  Insurance revenues declined 22% due to a reduced level of contingency revenue at the Company’s property and casualty insurance subsidiary, German American Insurance.

During the quarter ended March 31, 2009, the net gain on sale of residential loans increased 74% over the gain recognized in the quarter ended March 31, 2008.  The increase was attributable to higher levels of residential loan sales and a larger pipeline of residential mortgage loans in the first quarter of 2009, compared to the same period of 2008.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 9

The Company had no security sale activity during the first quarter of 2009.  During the first quarter of 2008, the Company recognized a net gain on securities of $285,000 resulting from the sale of approximately $16 million of agency mortgage related securities and a gain on the mandatory redemption on a portion of the Company’s VISA stock holdings acquired as part of the initial public offering of VISA, Inc.

During the quarter ended March 31, 2009, non-interest expense increased approximately 8% compared with the same period of 2008.

Non-interest Expense	Qtr Ended	Qtr Ended
	03/31/09	3/31/08	$ Change	% Change

Salaries and Employee Benefits	$5,614	$5,327	$287	5%
Occupancy, Furniture and Equipment Expense	1,529	1,472	57	4%
FDIC Premiums	335	26	309	1,188%
Data Processing Fees	357	406	(49)	-12%
Professional Fees	607	564	43	8%
Advertising and Promotion	288	233	55	24%
Intangible Amortization	221	222	(1)	0%
Other Operating Expenses	1,130	1,098	32	3%
Total Non-interest Expense	$10,081	$9,348	$733	8%

Salaries and benefits expense increased approximately 5% during the first quarter of 2009 compared with the first quarter of 2008.  The increase was nearly exclusively related to an increase in costs associated with the Company’s self-insured health insurance plan.

The Company’s FDIC insurance assessments increased in excess of $300,000 during the first quarter of 2009 compared with the first quarter of 2008.  The Company’s subsidiary bank is required to pay deposit insurance premiums to the FDIC.  Because the FDIC’s deposit insurance fund fell below prescribed levels in 2008, the FDIC has announced increased premiums for all insured depository institutions, including the Company’s subsidiary bank, in order to begin recapitalizing the fund.  Insurance assessments ranged from 0.12% to 0.50% of total deposits for the first quarter of 2009.  Effective April 1, 2009 insurance assessments will range from ..07% to 0.78%, depending on an institution’s risk classification and other factors.  The Company was in the lower end of the assessment range during the first quarter of 2009.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 9

In addition, under an interim rule adopted during the first quarter of 2009 subject to public comment, the FDIC proposed to impose a one-time 20 basis point emergency assessment on all insured depository institutions to be paid on September 30, 2009, based on deposits at June 30, 2009.  The FDIC has subsequently indicated the amount of this special assessment could decrease if certain events transpire.  The interim rule also authorizes the FDIC to impose an additional emergency assessment of up to 10 basis points in respect of deposits for quarters ended after June 30, 2009 if necessary to maintain public confidence in federal deposit insurance.  Each basis point of any future special assessment during 2009, based on the Company's most recent FDIC deposit insurance assessment, would cost the Company, on a pre-tax basis, approximately $95,000 in additional FDIC deposit insurance premium expense.  While the interim rules are subject to change and the exact amount of the special assessment is reportedly under legislative and regulatory study, the Company expects that a material special assessment will be assessed by the FDIC in respect of the insured deposits of all banks as of June 30, 2009.

****

Forward Looking Statements

The Company's statements in this press release regarding the performance of its loan and securities portfolios and the prospects for special FDIC insurance assessments are "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; continued deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration and dampened loan demand; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and actions of the Department of the Treasury and the Federal Deposit Insurance Corporation under the Emergency Economic Stabilization Act of 2008 and the Federal Deposit Insurance Act and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 9

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31,
	2009	2008

ASSETS
Cash and Due from Banks	$18,450	$28,209
Short-term Investments	28,930	60,888
Investment Securities	201,544	145,807

Loans Held-for-Sale	13,172	6,613

Loans, Net of Unearned Income	870,544	858,589
Allowance for Loan Losses	(10,044)	(9,198)
Net Loans	860,500	849,391

Stock in FHLB and Other Restricted Stock	10,621	10,621
Premises and Equipment	21,970	23,152
Goodwill and Other Intangible Assets	12,575	13,463
Other Assets	36,541	36,816
TOTAL ASSETS	$1,204,303	$1,174,960

LIABILITIES
Non-interest-bearing Demand Deposits	$149,197	$142,281
Interest-bearing Demand, Savings, and
Money Market Accounts	448,550	399,789
Time Deposits	354,744	374,605
Total Deposits	952,491	916,675

Borrowings	130,036	144,454
Other Liabilities	13,723	14,364
TOTAL LIABILITIES	1,096,250	1,075,493

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,519	79,437
Retained Earnings	24,417	17,869
Accumulated Other Comprehensive Income	4,117	2,161
TOTAL SHAREHOLDERS' EQUITY	108,053	99,467

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,204,303	$1,174,960

END OF PERIOD SHARES OUTSTANDING	11,073,063	11,029,484

BOOK VALUE PER SHARE	$9.76	$9.02

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 9

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	March 31,
	2009	2008

INTEREST INCOME
Interest and Fees on Loans	$13,394	$15,459
Interest on Short-term Investments	17	186
Interest and Dividends on Investment Securities	2,446	2,180
TOTAL INTEREST INCOME	15,857	17,825

INTEREST EXPENSE
Interest on Deposits	4,005	6,187
Interest on Borrowings	1,211	1,519
TOTAL INTEREST EXPENSE	5,216	7,706

NET INTEREST INCOME	10,641	10,119
Provision for Loan Losses	750	1,344
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,891	8,775

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	565	324
Net Gain (Loss) on Securities	-	285
Other Non-interest Income	3,679	4,423
TOTAL NON-INTEREST INCOME	4,244	5,032

NON-INTEREST EXPENSE
Salaries and Benefits	5,614	5,327
Other Non-interest Expenses	4,467	4,021
TOTAL NON-INTEREST EXPENSE	10,081	9,348

Income before Income Taxes	4,054	4,459
Income Tax Expense	1,112	1,439

NET INCOME	$2,942	$3,020

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.27	$0.27

WEIGHTED AVERAGE SHARES OUTSTANDING	11,036,942	11,029,484
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,036,942	11,029,607

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 9

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended
	March 31,
	2009	2008
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	0.98%	1.06%
Annualized Return on Average Equity	11.04%	12.29%
Net Interest Margin	3.92%	3.89%
Efficiency Ratio (1)	66.88%	61.19%
Net Overhead Expense to Average Earning Assets (2)	2.10%	1.64%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.10%	0.09%
Allowance for Loan Losses to Period End Loans	1.15%	1.07%
Non-performing Assets to Period End Assets	0.88%	0.91%
Non-performing Loans to Period End Loans	0.95%	1.09%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,196,390	$1,144,828
Average Earning Assets	$1,114,003	$1,055,886
Average Total Loans	$887,910	$868,421
Average Demand Deposits	$146,308	$134,835
Average Interest Bearing Liabilities	$930,900	$897,373
Average Equity	$106,558	$98,295

Period End Non-performing Assets (3)	$10,604	$10,730
Period End Non-performing Loans (4)	$8,237	$9,332

Tax Equivalent Net Interest Income	$10,829	$10,244
Net Charge-offs during Period	$228	$190

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.